Exhibit 10.10

RYERSON HOLDING CORPORATION

RETENTION BONUS PLAN

Section 1. PURPOSE

The purpose of this Plan is to encourage Participants to continue their employment with the Employer through and following the occurrence of an Initial Public Offering.

Section 2. DEFINITIONS

(a) “Administrator” shall mean the Board.

(b) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus Amount” shall mean, for each Participant, an amount equal to the Bonus Pool multiplied by a fraction, the numerator of which equals the number of Participation Units held by such Participant on the Vesting Date, and the denominator of which equals 10,000,000.

(e) “Bonus Pool” shall equal $10,000,000.

(f) “Cause” shall mean, with respect to any Participant and in the absence of a Participation Agreement or Employment Agreement otherwise defining Cause, (1) the Participant’s conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, or (4) willful neglect in the performance of the Participant’s duties for the Employer or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s voluntary Termination for any reason or involuntary Termination by the Employer without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In the event that there is a Participation Agreement or Employment Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Employer for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Participation Agreement or Employment Agreement are complied with.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Company” shall mean Ryerson Holding Corporation, a Delaware corporation.

(i) “Disability” shall mean, in the absence of a Participation Agreement or Employment Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is a Participation Agreement or Employment Agreement defining Disability, “Disability” shall have the meaning provided in such Participation Agreement or Employment Agreement.

(j) “Effective Date” shall mean June             , 2014.

(k) “Eligible Individual” shall mean each employee and officer of the Company or any of its subsidiaries.

(l) “Employer” shall mean, with respect to each Participant, the Company or its subsidiary that principally employs the Participant.

(m) “Employment Agreement” shall mean an employment agreement between a Participant and the Employer that describes the terms and conditions of such Participant’s employment and is effective as of the applicable date of grant of a Participation Unit hereunder.

(n) “ERISA” shall mean Employee Retirement Income Security Act of 1974, as amended.

(o) “Good Reason” shall mean, with respect to any Participant and in the absence of a Participation Agreement or Employment Agreement otherwise defining Good Reason, if, without your prior written agreement: (1) your base salary is reduced; (2) your participation in the Company’s Annual Incentive Plan is discontinued; and/or (3) you are assigned duties inconsistent with your status or position.

(p) “Initial Public Offering” shall mean the initial sale of common equity securities of the Company to the public pursuant to an effective registration statement (other than a registration statement on Form S-4/F-4 or S-8 or any similar or successor form) filed under the Securities Act of 1933, as amended.

(q) “Participant” shall mean each Eligible Individual who has received and executed a Participation Agreement from the Administrator.

(r) “Participation Agreement” shall mean an agreement evidencing the terms and conditions of a Participant’s award under the Plan, in the form provided by the Administrator.

(s) “Participation Unit” shall mean a notional unit representing 1 allocable share of the Bonus Pool.

(t) “Payment Date” shall mean, with respect to each Participation Unit, the first regularly scheduled payroll date of the Employer that occurs at least five (5) business days following the applicable Vesting Date.

(u) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(v) “Plan” shall mean this Ryerson Holding Corporation Retention Bonus Plan, as the same may be amended, amended and restated, modified or supplemented from time to time.

(w) “Termination” means the termination of a Participant’s employment with the Employer for any reason; provided, however, that, if so determined by the Administrator at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will be not deemed to be a Termination hereunder. Unless otherwise determined by the Administrator, in the event that any Employer ceases to be a subsidiary of the Company (by reason of sale, divesture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction, any Participants employed by or providing services to such former Employer shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(x) “Vesting Date” shall, with respect to each Participation Unit, have the meaning prescribed in the applicable Participation Agreement. For the avoidance of doubt, no Vesting Date shall have occurred prior to the consummation of an Initial Public Offering.

Section 3. ADMINISTRATION

The Plan shall be administered by the Administrator, which shall have the sole authority, in its absolute discretion, to (i) construe, interpret, and implement the Plan, (ii) prescribe, amend, and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The determination of the Administrator on all matters relating to the Plan or any amounts payable hereunder shall be final, binding, and conclusive. The Administrator may delegate to officers, other members of the Board, or employees of the Company or its Affiliate, or committees thereof, the authority, subject to such terms as the Administrator shall determine, to perform such functions, including but not limited to administrative functions, as the Administrator may determine appropriate. The Administrator may appoint agents to assist it in administering the Plan.

Section 4. PARTICIPATION UNITS SUBJECT TO PLAN

The total number of Participation Units available for grant to Participants under the Plan shall be 10,000,000.

Section 5. PARTICIPATION UNITS

(a) From and after the Effective Date, the Administrator may grant Participation Units by providing any Eligible Individual with a Participation Agreement, the execution of which by such Eligible Individual shall be a requirement to participation in the Plan.

(b) Except as otherwise provided in a Participation Agreement, in the event of a Participant’s Termination with the Employer for any reason prior to the Vesting Date, such Participant shall forfeit all Participation Units granted to him or her under the Plan, and shall have no further right with respect thereto (including, without limitation, any right to receive any payment in respect of such forfeited Participation Units). Participation Units forfeited as a result of a Participant’s Termination shall again be available for grant under the Plan in the discretion of the Administrator.

Section 6. DETERMINATION OF THE BONUS AMOUNTS

(a) On, or as soon as practicable following, the Vesting Date, the Administrator shall determine the Bonus Amount, if any, payable to each Participant. The determination of such amounts by the Administrator shall be binding on all Participants.

Section 7. PAYMENT OF BONUS AMOUNTS

(a) A Participant’s applicable Bonus Amount shall be payable on the corresponding Payment Date. The Bonus Amount shall be in the form of cash.

(b) The Company shall deduct from all amounts paid to the Participant under the Plan all federal, state, local, and other taxes required by law to be withheld with respect to the payment of the Bonus Amount.

Section 8. NON-ALIENATION OF BENEFITS

A Participant may not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

Section 9. NO CLAIM OF RIGHT UNDER THE PLAN

Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any Participant any right to be retained in the employ of the Company or any subsidiary.

Section 10. NO LIABILITY OF ADMINISTRATOR

The Administrator (or its members, if applicable) shall not be personally liable by reason of any contract or other instrument related to the Plan executed by an individual or on its or their behalf in its or their capacity as the Administrator (or members thereof, if applicable), or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each individual to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees) or liability arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

Section 11. TERMINATION OR AMENDMENT OF THE PLAN

The Administrator may amend or terminate the Plan at any time without the consent of the Participants; provided, however, that the rights with respect to any Participant’s Participation Units shall not, in the discretion of the Administrator, be impaired in any material respect by any such amendment unless the affected Participant consents in writing (it being understood that no action taken by the Administrator that is expressly permitted under the Plan shall constitute an amendment of the Plan).

Section 12. SECTION 409A

It is intended that the payments to be made under this Plan comply with the “short-term deferral exemption” provided under Section 409A of the Code and the regulations promulgated thereunder, and the Administrator shall interpret the Plan provisions accordingly. Notwithstanding such, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code, other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code.

Section 13. UNFUNDED PLAN

(a) Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Notwithstanding anything contained herein to the contrary, to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(b) The Plan is intended to be a “bonus plan” which is not subject to ERISA. If the Plan is nonetheless determined to be so subject, it is intended to constitute a “plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent.

Section 14. GOVERNING LAW

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

Section 15. EFFECT ON OTHER COMPENSATION AND BENEFIT PLANS; MISCELLANEOUS

(a) Unless otherwise determined by the Administrator, any payments made hereunder shall not be taken into account in computing a Participant’s salary or compensation for the purposes of determining any benefits or compensation under (i) any pension, retirement, life insurance, severance or other benefit plan of the Company or any of its Affiliates (including any successor to the Company or any of its Affiliates) or (ii) any agreement between the Company or any of its Affiliates (including any successor to the Company or any of its Affiliates) and a Participant.

(b) By accepting participation in the Plan through the execution of a Participation Agreement, to the fullest extent permitted by applicable law, each Participant agrees, in his or her capacity as a Participant and in his or her capacity (if applicable) as a stockholder of the Company, that such Participant shall not bring, and hereby waives, any claim, action, suit or proceeding based on a breach of fiduciary or similar duty by the Board, any committee thereof or any stockholder or officer of the Company, in each case arising from or in connection with any equity financing or corporate transaction it being acknowledged that neither the creation of the Plan nor the issuance of Participation Units pursuant to the terms hereof shall create any fiduciary or similar duty to Participants on the part of the Administrator, the Board, the Company or any Affiliate, and that the Company shall be free to pursue (or not pursue) an Initial Public Offering as it shall determine to be appropriate.

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